Exhibit 5.1

December 11, 2009	76029.00001

Sorrento Therapeutics, Inc.

6042 Cornerstone Ct. West

Suite B

San Diego, California 92121

Ladies and Gentlemen:

We have acted as counsel to Sorrento Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 filed by the Company with the U.S. Securities and Exchange Commission on December 11, 2009 (the “Registration Statement”) to effect registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 12,000,000 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), issuable upon exercise of awards granted under the Company’s 2009 Stock Incentive Plan, a copy of which has been filed as an exhibit to the Registration Statement (the “Plan”).

As such counsel and for purposes of our opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, certificates of public officials and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation:

(i) the Registration Statement;

(ii) the Certificate of Incorporation of the Company, certified as of December 4, 2009 by the Office of the Secretary of State of the State of Delaware;

(iii) the Bylaws of the Company, as presently in effect, as certified by an officer of the Company as of the date hereof;

(iv) the Plan and the forms of award agreements related thereto; and

(v) a certificate, dated as of December 11, 2009, from the Office of the Secretary of State of the State of Delaware, as to the existence and good standing of the Company in the State of Delaware.

December 11, 2009

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion set forth herein, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (iv) the legal capacity and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares, when issued and sold as described in the Registration Statement and in accordance with the Plan and the applicable award agreements thereunder (including the receipt of the full purchase price therefor), will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this opinion letter, the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter.

This opinion letter is rendered solely to you in connection with the issuance and delivery of the Shares. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

December 11, 2009

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP